EXHIBIT 21

REGIONS FINANCIAL CORPORATION
SUBSIDIARIES AT DECEMBER 31, 2019

1.	2050 Holdings, LLC (2)

2.	A-F Leasing, Ltd. (2)

3.	BlackArch Partners LLC (7)

4.	BlackArch Securities LLC (7)

5.	First Sterling Associates No. 8 LLC (8)

6.	First Sterling Associates No. 9 LLC (4)

7.	First Sterling Associates No. 10 LLC (4)

8.	First Sterling Associates No. 11 LLC (4)

9.	First Sterling Associates No. 12 LLC (8)

10.	First Sterling Associates No. 14 LLC (8)

11.	First Sterling Associates No. 15 LLC (8)

12.	First Sterling Associates No. 16 LLC (8)

13.	First Sterling Associates No. 17 LLC (8)

14.	First Sterling Associates No. 18 LLC (8)

15.	First Sterling Associates No. 19 LLC (8)

16.	First Sterling Associates No. 52 LLC (8)

17.	First Sterling Associates No. 53 LLC (8)

18.	First Sterling Associates No. 54 LLC (8)

19.	First Sterling Associates No. 55 LLC (8)

20.	First Sterling Partners LLC (8)

21.	First Sterling Partners No. 4 LLC (8)

22.	First Sterling Partners No. 5 LLC (8)

23.	First Sterling Partners No. 6 LLC (8)

24.	First Sterling Partners No. 7 LLC (4)

25.	FMLS, Inc. (6)

26.	FS Monroe LLC (8)

27.	Highland Associates, Inc. (2)

28.	LMIW Acquisition Management, LLC (5)

29.	LMIW I, LLC (5)

30.	LMIW IV, LLC (5)

31.	LMIW VII, LLC (2)

32.	LMIW IX, LLC (4)

33.	Monroe Court Associates LLC (8)

34.	Orion Summit Services LLC (8)

35.	RAH Associates No. 67 LLC (10)

36.	RB Affordable Housing, Inc. (2)

37.	RB SLP General Partner, LLC (2)

38.	Regions Affordable Housing LLC (4)

39.	Regions Bank (1)

40.	Regions Business Capital Corporation (4)

41.	Regions Capital Advantage, Inc. (6)

42.	Regions Commercial Equipment Finance, LLC (2)

43.	Regions Equipment Finance Corporation (2)

44.	Regions Equipment Finance, Ltd. (2)

45.	Regions Investment Management, Inc. (6)

46.	Regions Investment Services, Inc. (2)

47.	Regions Securities LLC (4)

48.	RFC Financial Services Holding LLC (4)

EXHIBIT 21

49.	Sterling Affordable Housing LLC (4)

50.	Sterling Corporate Services LLC (8)

(1) Affiliate state bank chartered under the banking laws of Alabama.
(2) Incorporated/Organized under the laws of Alabama.
(3) Incorporated under the laws of Arkansas.
(4) Incorporated/Organized under the laws of Delaware.
(5) Incorporated/Organized under the laws of Florida.
(6) Incorporated under the laws of Tennessee.
(7) Organized under the laws of North Carolina.
(8) Organized under the laws of New York.
(9) Organized under the laws of Massachusetts.
(10) Organized under the laws of Mississippi.